Exhibit 99.1

2477 DEERFIELD DRIVE

INDEX

Page
Independent Auditors’ Report	1

Statement of Revenues for the Year Ended December 31, 2017	2

Notes to Statement of Revenues	3-4

INDEPENDENT AUDITORS’ REPORT

To the Members of

2477 Deerfield Drive

Report on the Financial Statement

We have audited the accompanying financial statement of 2477 Deerfield Drive (the “Company”), which comprise the statement of revenues for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America and for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933 of the Securities and Exchange Commission as described in Note 2 to the accompanying financial statement, and is not intended to be a complete presentation of the Company’s revenues and expenses; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the revenues of 2477 Deerfield Drive for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America and for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933 of the Securities and Exchange Commission as described in Note 2 to the accompanying financial statement, and is not intended to be a complete presentation of the Company’s revenues and expenses.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

April 13, 2018

2477 Deerfield Drive

Statement of Revenues

For the Year Ended December 31, 2017

For the Year Ended December 31, 2017
Revenues
Rental revenue	$2,643,387

Total revenues	$2,643,387

See accompanying notes to Statement of Revenues

2

2477 Deerfield Drive

Notes to Statement of Revenues

1. Organization

2477 Deerfield Drive (the “Property”) is an office building located in Fort Mill, South Carolina and is 100% leased to Daimler Trucks North America, LLC (“Daimler”), a subsidiary of Daimler AG. The lease is net whereby the tenant is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding roof, structure and certain HVAC items), in addition to base rent.

The following table provides information about the Property relating to its annualized rental income.

Lease Commencement Date	Lease Termination Date	Rentable Square Feet	2018 Rent	Rental Escalations	Tenant Renewal Options
June 15, 2008	December 31, 2028	150,164	$2,413,135	2.0% of prior year annual rent	Two 5-year renewal option

2. Basis of Presentation

The accompanying statement of revenues has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include interest income, depreciation, amortization, management fees, and insurance expense.

3. Summary of Significant Accounting Policies

Revenue Recognition

The Property recognizes rental revenue from Daimler on a straight-line basis over the lease term when collectability is reasonably assured and Daimler has taken possession or controls the physical use of the leased asset.

4. Future Minimum Rents

The estimated future minimum rents the Property expects to receive from Daimler under the noncancelable operating lease, for each of the next five years and thereafter through the end of the primary term, as of December 31, 2017 is as follows:

Year	Future Minimum Rents
2018	$2,413,135
2019	2,461,188
2020	2,509,240
2021	2,560,296
2022	2,611,352
Thereafter	16,800,348

Total	$29,355,559

5. Tenant Concentrations

For the year ended December 31, 2017, one tenant, Daimler, represented 100% of the Property’s rental revenues.

3

2477 Deerfield Drive

Notes to Statement of Revenues

6. Commitments and Contingencies

The Property is presently not subject to material litigation, nor, to management’s knowledge, is any material litigation threatened against the Property.

7. Subsequent Events

The Property has evaluated all events and transactions through April 13, 2018, the date the financial statements were available to be issued.

On February 1, 2018, the Property was sold to Rodin Global Property Trust, Inc. (“Rodin”), through its operating partnership, together with a subsidiary of Rodin’s sponsor, Cantor Fitzgerald Investors, LLC, by an unrelated third party. The contract purchase price of the acquisition was $40,000,000, exclusive of closing costs.

4